SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

January 28, 2004

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Item 12.  Results of Operations and Financial Condition.

On January 28, 2004, the Registrant issued a press release and held a conference call with analysts to report on the results of operations for 2003 fiscal year, which ended on November 30, 2003, and for the fourth quarter of that fiscal year.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Announces Strong Results For Fourth Quarter and Fiscal Year,” which includes an unaudited Consolidated Income Statement for the three and twelve month periods ended November 30, 2003 and an unaudited Consolidated Balance Sheet of the Registrant as of November 30, 2003.

Also furnished with this Form 8-K as Exhibit 99.2 is a copy of the presentation delivered at the conference call labeled “McCormick & Company, Incorporated, Conference Call Announcing Fourth Quarter 2003 Results, January 28, 2004”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: January 30, 2004	By:	/s/ Kenneth A. Kelly, Jr.
Kenneth A. Kelly, Jr.
Vice President & Controller